Exhibit 99.1

Berkshire Hills Reports 44 Cents Second Quarter Core EPS;

Dividend Declared

Pittsfield, MA — July 23, 2014 — Berkshire Hills Bancorp, Inc. (NYSE: BHLB) reported a 5% increase in core earnings per share to $0.44 in the second quarter of 2014 from $0.42 in the prior quarter.  Core earnings growth reflected the benefits of the first quarter branch acquisition combined with strong second quarter loan growth.

Second quarter GAAP EPS totaled $0.46 per share, reflecting the benefit of the lower GAAP tax rate.  The first quarter branch purchase contributed to net non-core charges totaling $0.46 per share in that period, resulting in a $0.04 per share first quarter GAAP loss.  There were no material non-core adjustments to operating revenue and expense in the second quarter.

SECOND QUARTER FINANCIAL HIGHLIGHTS (income related comparisons are to prior quarter):

•                  4% increase in net interest income

•                  10% increase in fee income

•                  5% increase in total loans, including 7% increase in commercial loans

•                  6% increase in deposits

•                  3.26% net interest margin

•                  Flat core non-interest expense; 13% decrease in GAAP expense

•                  0.45% non-performing assets/total assets

•                  0.31% net loan charge-offs/average loans

CEO Michael Daly stated, “Core EPS grew by 5% in each of the last two quarters, and is now up 10% compared to the fourth quarter of 2013.  We are benefiting from the increased core deposits and market presence following our New York branch purchase.  Our teams produced strong and balanced growth in loans and fee income across our franchise, while our restructured base of core operating expenses was held flat.  Core earnings growth was clean and solid, with less contribution from purchased loan accretion.  The benefits of our franchise investment are accumulating and our momentum is good as we pursue further market share and profit growth in the second half of the year.”

BHLB — Berkshire Hills Bancorp	www.berkshirebank.com

Mr. Daly continued, “We recently welcomed Bill Ryan to our Board as independent Chairman, following Larry Bossidy in that position.  Under Bill’s leadership, Banknorth built a high performing regional franchise which was recognized in 2004 by Forbes Magazine as one of “America’s Best Managed Companies”.  Bill and I share a vision of the market and investment opportunity for a high-performance locally based bank to serve our New England and New York markets.  We are pleased and excited that he has joined our team.  We appreciate the many years of distinguished service that Larry Bossidy provided as Chairman, and we look forward to continuing to enjoy his company as an investor and friend of our organization.”

DIVIDEND DECLARED

The Board of Directors voted to declare a cash dividend of $0.18 per share to shareholders of record at the close of business on August 7, 2014, payable on August 21, 2014.  This dividend equates to a 3.1% annualized yield based on the $23.57 average closing price of Berkshire’s common stock during the second quarter of 2014.

FINANCIAL CONDITION

Berkshire increased its total assets by $301 million, or 5%, in the most recent quarter, with loan growth funded by deposit growth.  At quarter-end, measures of asset quality, liquidity, interest rate sensitivity, and capital remained solid.  Tangible book value per share increased by 4% to $16.40 in the second quarter and was up from the start of the year, more than offsetting the dilution from the branch purchase in the first quarter. Total book value per share increased by 2% to $27.49 during the quarter.

Total loans increased by $208 million, or 5%, during the second quarter.  This included 8% growth in commercial real estate loans, 4% growth in commercial and industrial loans, 5% growth in consumer loans, and 1% growth in residential mortgages.  Commercial real estate loan growth was especially strong and originations accelerated following delays in the winter quarter.  C&I loans continue to grow at a double digit annualized rate.  Commercial loan growth was recorded across the footprint.  Consumer loan growth continued to be concentrated in automobile loans.  Residential growth was net of secondary market sales, as these revenues accelerated in the second quarter.  Loan growth continues to include the benefit of indirect originations and participations from relationships within the bank’s regions.  In addition to the loan growth, investment securities increased by $53 million, or 5%, during the quarter due primarily to the purchase of mortgage-backed securities.

Asset quality metrics remained favorable.  Annualized net loan charge-offs measured 0.31% of average loans.  Quarter-end non-performing assets decreased to 0.45% of total assets and accruing delinquent loans decreased to 0.55% of total loans.  The loan loss allowance measured 0.77% of total loans; approximately 20% of quarter-end loans were balances recorded at fair value in recent bank acquisitions.

Total deposits increased by $260 million, or 6%, in the second quarter due to growth in time deposits.  This resulted from increased utilization of brokered deposits as a cost efficient alternative to borrowings in order to fund the unusually strong loan growth during the quarter.  The cost of funds decreased by 0.05% to 0.51% due to the Company’s funding strategies.  At midyear, the ratio of loans/deposits stood at 99%, equity/assets measured 10.9%, and tangible equity/assets measured 6.8%.

RESULTS OF OPERATIONS

Second quarter 2014 core earnings totaled $10.9 million or $0.44 per share.  Core EPS increased by $0.02, or 5%, from the prior quarter, despite a $0.04 per share decrease in core purchased loan accretion.  Earnings growth reflected the combined benefit of the first quarter acquisition of core deposits and the strong loan growth in the second quarter.  GAAP earnings totaled $11.5 million or $0.46 per share and included the benefit of the lower GAAP tax rate.  The core return on tangible equity improved to 11.3% in the second quarter, while the GAAP return on equity improved to 6.6%.

Total net interest and fee revenue increased by 5% to $58.2 million in the second quarter, from $55.4 million in the prior quarter.  Net interest income increased by 4% due primarily to balance sheet growth.  Net interest income included purchased loan accretion totaling $1.0 million in the second quarter due to recoveries of purchased impaired loans.  The net interest margin before accretion decreased to 3.19% from 3.24% for these periods due to loan yield compression in the ongoing low interest rate environment.  Including accretion, the net interest margin decreased from 3.35% to 3.26%.  Fee income increased by 10% over the prior quarter, with strong growth in banking fees offsetting seasonal declines in insurance and wealth management fees.

The provision for loan losses increased to $4.0 million in the second quarter from $3.4 million in the prior quarter due to a $0.8 million increase in the loan loss allowance related to growth in total loans.

Core non-interest expense was flat at $39.1 million in the second quarter compared to the first quarter.  A seasonal decline in benefits and maintenance expense was offset by costs related to increased business volume.  The efficiency ratio improved to 62.96% from 64.42% for these periods due to the positive operating leverage generated by revenue growth.  GAAP non-interest expense was $39.3 million and $45.4 million in these respective quarters.  The higher GAAP expenses in the first quarter included $6.3 million in merger, restructuring, and conversion expenses primarily related to the branch acquisition.  Due to these non-operating costs, the GAAP tax rate was 26% in the second quarter and first half of 2014.  The core tax rate was 30% for these periods.

CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 a.m. eastern time on Thursday, July 24, 2014 to discuss the results for the quarter and provide guidance about expected future results. Participants should dial-in to the call a few minutes before it begins. Information about the conference call follows:

Dial-in:	888-317-6003
Elite Entry Number:	2985835
Webcast:	berkshirebank.com (investor relations link)

A PDF version of this earnings release is available at the above link.  A telephone replay of the call will be available through Friday, August 1, 2014 by calling 877-344-7529 and entering conference number: 10048732. The webcast will be available at Berkshire’s website above for an extended period of time.

BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank — America’s Most Exciting Bank®.  The Company has $6.3 billion in assets and 90 full-service branch offices in Massachusetts, New York, Connecticut, and Vermont providing personal and business banking, insurance, and wealth management services.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov.  Berkshire does not undertake any obligation to update forward-looking statements.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”).  These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition.  They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information.  A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables.  In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.  The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense.  These measures exclude amounts which the Company views as unrelated to its normalized operations, including securities gains/losses, losses recorded for hedge terminations, merger costs, restructuring costs, systems conversion costs, and out-of-period adjustments.  Non-core adjustments are presented net of an adjustment for income tax expense.  This adjustment in 2013 was based on the marginal tax rate applied to the net non-core pre-tax adjustments.  In 2014, due to the comparative magnitude of the non-core items, this adjustment was determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income.  Accordingly, GAAP income exceeded core income in the most recent quarter due to the higher effective full year tax rate on core income before the net non-core charges.  The efficiency ratio is adjusted for non-core revenue and expense items and for tax preference items.  The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.  Charges related to merger and acquisition activity consist primarily of severance/benefit related expenses, contract termination costs, and professional fees.  Systems conversion costs relate primarily to the Company’s core systems conversion and related systems conversions costs.  Restructuring costs primarily consist of employee severance costs and costs and losses associated with the disposition of assets which were undertaken as a project to right-size expenses following a decline in revenue in 2013.  Out-of-period accounting adjustments for interest income on acquired loans were recorded following systems conversions and merger related accounting activity and were deemed non-core.  Non-core expenses include variable rate compensation related to non-core items

# # #

CONTACTS

Investor Relations Contact

Allison O’Rourke, Vice President - Investor Relations; 413-236-3149

Media Contact

Ray Smith, Assistant Vice President - Marketing; 413-236-3756

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED BALANCE SHEETS - UNAUDITED - (F-1)

	June 30,	March 31,	December 31,
(In thousands)	2014	2014	2013
Assets
Cash and due from banks	$81,642	$60,023	$56,841
Short-term investments	31,236	12,650	18,698
Total cash and short-term investments	112,878	72,673	75,539

Trading security	14,971	14,923	14,840
Securities available for sale, at fair value	1,080,668	1,033,637	760,048
Securities held to maturity, at amortized cost	43,178	43,159	44,921
Federal Home Loan Bank stock and other restricted securities	59,479	53,124	50,282
Total securities	1,198,296	1,144,843	870,091

Loans held for sale, at fair value	20,185	7,669	15,840

Residential mortgages	1,397,231	1,377,771	1,384,274
Commercial real estate	1,579,500	1,456,976	1,417,120
Commercial and industrial loans	727,959	696,895	687,293
Consumer loans	745,613	710,985	691,836
Total loans	4,450,303	4,242,627	4,180,523
Less: Allowance for loan losses	(34,353)	(33,602)	(33,323)
Net loans	4,415,950	4,209,025	4,147,200

Premises and equipment, net	86,936	87,805	84,459
Other real estate owned	2,445	2,418	2,758
Goodwill	264,770	264,770	256,871
Other intangible assets	13,761	15,035	13,791
Cash surrender value of bank-owned life insurance	102,988	102,343	101,530
Deferred tax asset, net	37,911	40,202	50,711
Other assets	55,254	63,548	54,009
Total assets	$6,311,374	$6,010,331	$5,672,799

Liabilities and stockholders’ equity
Demand deposits	$794,574	$770,841	$677,917
NOW deposits	416,879	434,833	353,612
Money market deposits	1,425,348	1,459,062	1,383,856
Savings deposits	478,770	478,107	431,496
Time deposits	1,362,992	1,075,740	1,001,648
Total deposits	4,478,563	4,218,583	3,848,529

Senior borrowings	964,179	936,747	974,428
Subordinated borrowings	89,713	89,696	89,679
Total borrowings	1,053,892	1,026,443	1,064,107

Other liabilities	88,456	87,715	82,101
Total liabilities	5,620,911	5,332,741	4,994,737

Total stockholders’ equity	690,463	677,590	678,062
Total liabilities and stockholders’ equity	$6,311,374	$6,010,331	$5,672,799

(1)     The Company acquired 20 branches in Central New York on January 17, 2014, including $440 million in deposits and $4 million in loans.

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED - (F-2)

LOAN ANALYSIS

				Annualized growth %
(Dollars in millions)	June 30, 2014 Balance	Mar. 31, 2014 Balance	Dec. 31, 2013 Balance	Quarter ended June 30, 2014	Year to date

Total residential mortgages	$1,397	$1,378	$1,384	6%	2%

Commercial real estate	1,579	1,457	1,417	33	23
Commercial and industrial loans	728	697	688	18	12
Total commercial loans	2,307	2,154	2,105	29	19

Home equity	310	305	307	7	2
Auto and other	436	406	385	29	26
Total consumer loans	746	711	692	19	16
Total loans	$4,450	$4,243	$4,181	20%	13%

DEPOSIT ANALYSIS

	June 30, 2014	Mar. 31, 2014	Acquired	Dec. 31, 2013	Annualized growth %
(Dollars in millions)	Balance	Balance	Balance (1)	Balance	Quarter ended June 30, 2014
Demand	$795	$771	$110	$678	12%
NOW	417	435	80	354	(17)
Money market	1,425	1,459	124	1,384	(9)
Savings	479	478	36	431	1
Total non-maturity deposits	3,116	3,143	350	2,847	(3)

Total time deposits	1,363	1,076	90	1,002	107
Total deposits	$4,479	$4,219	$440	$3,849	25%

(1) The Company acquired 20 branches in Central New York on January 17, 2014, including $440 million in deposits, as shown above, and $4 million in loans. Annualized year to date deposit growth not displayed following Q1 deposit acquisition.

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED - (F-3)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2014	2013	2014	2013
Interest and dividend income
Loans	$42,309	$45,443	$84,803	$92,524
Securities and other	8,866	4,254	16,167	8,054
Total interest and dividend income	51,175	49,697	100,970	100,578
Interest expense
Deposits	4,478	5,052	9,199	10,415
Borrowings	2,368	3,541	4,676	7,122
Total interest expense	6,846	8,593	13,875	17,537
Net interest income	44,329	41,104	87,095	83,041
Non-interest income
Loan related income	1,846	2,644	3,094	5,361
Mortgage banking income	691	2,129	1,063	4,346
Deposit related fees	6,610	4,805	12,049	9,064
Insurance commissions and fees	2,460	2,407	5,509	5,404
Wealth management fees	2,294	2,070	4,843	4,334
Total fee income	13,901	14,055	26,558	28,509
Other	402	546	926	890
Gain on sale of securities, net	203	1,005	237	1,005
Loss on termination of hedges	—	—	(8,792)	—
Total non-interest income	14,506	15,606	18,929	30,404
Total net revenue	58,835	56,710	106,024	113,445
Provision for loan losses	3,989	2,700	7,385	5,100
Non-interest expense
Compensation and benefits	20,279	18,151	40,138	35,892
Occupancy and equipment	6,656	5,737	13,470	11,505
Technology and communications	3,800	3,480	7,578	6,471
Marketing and promotion	621	603	1,142	1,241
Professional services	1,024	1,764	2,176	3,254
FDIC premiums and assessments	1,029	890	2,038	1,718
Other real estate owned and foreclosures	33	284	556	307
Amortization of intangible assets	1,274	1,345	2,580	2,722
Merger, restructuring and conversion expenses	190	775	6,491	5,839
Other	4,357	4,906	8,454	8,469
Total non-interest expense	39,263	37,935	84,623	77,418

Income before income taxes	15,583	16,075	14,016	30,927
Income tax expense	4,119	4,038	3,658	8,425
Net income	$11,464	$12,037	$10,358	$22,502

Earnings per share:
Basic	$0.46	$0.49	$0.42	$0.91
Diluted	$0.46	$0.48	$0.42	$0.90

Weighted average shares outstanding:
Basic	24,715	24,779	24,707	24,863
Diluted	24,809	24,956	24,821	25,049

(1)     The Company acquired 20 branches in Central New York on January 17, 2014. The income statement for the three months ended March 31, 2014 includes operations of the branch acquisition beginning on that date.

(2)     Merger, restructuring and conversion expenses include branch acquisition related expenses.

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED - (F-4)

	Quarters Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(In thousands, except per share data)	2014	2014	2013	2013	2013
Interest and dividend income
Loans	$42,309	$42,494	$43,566	$50,025	$45,443
Securities and other	8,866	7,301	5,093	4,479	4,254
Total interest and dividend income	51,175	49,795	48,659	54,504	49,697
Interest expense
Deposits	4,478	4,721	5,166	5,278	5,052
Borrowings	2,368	2,308	3,651	3,357	3,541
Total interest expense	6,846	7,029	8,817	8,635	8,593
Net interest income	44,329	42,766	39,842	45,869	41,104
Non-interest income
Loan related income	1,846	1,248	1,578	1,308	2,644
Mortgage banking income	691	372	445	444	2,129
Deposit related fees	6,610	5,439	4,717	4,559	4,805
Insurance commissions and fees	2,460	3,049	2,143	2,473	2,407
Wealth management fees	2,294	2,549	2,212	2,137	2,070
Total fee income	13,901	12,657	11,095	10,921	14,055
Other	402	524	1,227	832	546
Gain on sale of securities, net	203	34	3,392	361	1,005
Loss on termination of hedges	—	(8,792)	—	—	—
Total non-interest income	14,506	4,423	15,714	12,114	15,606
Total net revenue	58,835	47,189	55,556	57,983	56,710
Provision for loan losses	3,989	3,396	3,100	3,178	2,700
Non-interest expense
Compensation and benefits	20,279	19,859	16,736	18,506	18,151
Occupancy and equipment	6,656	6,814	5,421	5,614	5,737
Technology and communications	3,800	3,778	3,169	3,304	3,480
Marketing and promotion	621	521	765	590	603
Professional services	1,024	1,152	1,558	1,757	1,764
FDIC premiums and assessments	1,029	1,009	899	856	890
Other real estate owned and foreclosures	33	523	255	138	284
Amortization of intangible assets	1,274	1,306	1,239	1,307	1,345
Merger, restructuring and conversion expenses	190	6,301	2,493	6,516	775
Other	4,357	4,097	4,622	4,196	4,906
Total non-interest expense	39,263	45,360	37,157	42,784	37,935

Income (loss) before income taxes	15,583	(1,567)	15,299	12,021	16,075
Income tax expense (benefit)	4,119	(461)	4,762	3,917	4,038
Net income (loss)	$11,464	$(1,106)	$10,537	$8,104	$12,037

Earnings (losses) per share:
Basic	$0.46	$(0.04)	$0.43	$0.33	$0.49
Diluted	$0.46	$(0.04)	$0.42	$0.33	$0.48

Weighted average shares outstanding:
Basic	24,715	24,698	24,701	24,748	24,779
Diluted	24,809	24,698	24,857	24,873	24,956

(1) See notes on Page F-3

BERKSHIRE HILLS BANCORP, INC.

ASSET QUALITY ANALYSIS - UNAUDITED - (F-5)

	At or for the Quarters Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars in thousands)	2014	2014	2013	2013	2013
NON-PERFORMING ASSETS
Non-accruing loans:
Residential mortgages	$5,295	$6,071	$7,867	$8,487	$5,945
Commercial real estate	12,583	13,036	13,739	13,800	14,948
Commercial and industrial loans	4,821	2,411	2,356	2,753	3,481
Consumer loans	3,359	3,846	3,493	3,227	2,405
Total non-accruing loans	26,058	25,364	27,455	28,267	26,779
Other real estate owned	2,445	2,418	2,758	3,561	2,713
Total non-performing assets	$28,503	$27,782	$30,213	$31,828	$29,492

Total non-accruing loans/total loans	0.59%	0.60%	0.66%	0.70%	0.69%
Total non-performing assets/total assets	0.45%	0.46%	0.53%	0.58%	0.56%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$33,602	$33,323	$33,248	$33,248	$33,263
Charged-off loans	(3,516)	(3,317)	(3,462)	(3,417)	(3,457)
Recoveries on charged-off loans	278	200	437	239	742
Net loans charged-off	(3,238)	(3,117)	(3,025)	(3,178)	(2,715)
Provision for loan losses	3,989	3,396	3,100	3,178	2,700
Balance at end of period	$34,353	$33,602	$33,323	$33,248	$33,248

Allowance for loan losses/total loans	0.77%	0.79%	0.80%	0.83%	0.86%
Allowance for loan losses/non-accruing loans	132%	132%	121%	118%	124%

NET LOAN CHARGE-OFFS
Residential mortgages	$(602)	$(1,055)	$(564)	$(351)	$(852)
Commercial real estate	(1,028)	(1,105)	(763)	(1,480)	(1,283)
Commercial and industrial loans	(1,341)	(215)	(1,042)	(940)	(93)
Home equity	(51)	(458)	45	(174)	(121)
Auto and other consumer	(216)	(284)	(701)	(233)	(366)
Total, net	$(3,238)	$(3,117)	$(3,025)	$(3,178)	$(2,715)

Net charge-offs (QTD annualized)/average loans	0.31%	0.30%	0.31%	0.32%	0.27%
Net charge-offs (YTD annualized)/average loans	0.30%	0.30%	0.29%	0.28%	0.26%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.34%	0.37%	0.51%	0.42%	0.70%
90+ Days delinquent and still accruing	0.21%	0.22%	0.22%	0.29%	0.40%
Total accruing delinquent loans	0.55%	0.59%	0.73%	0.71%	1.10%
Non-accruing loans	0.59%	0.60%	0.66%	0.70%	0.69%
Total delinquent and non-accruing loans	1.14%	1.19%	1.39%	1.41%	1.79%

BERKSHIRE HILLS BANCORP, INC.

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED - (F-6)

	At or for the Quarters Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2014	2014	2013	2013	2013

PER SHARE DATA
Core earnings, diluted	$0.44	$0.42	$0.40	$0.43	$0.48
Net earnings, diluted	0.46	(0.04)	0.42	0.33	0.48
Tangible book value	16.40	15.84	16.27	16.08	15.96
Total book value	27.49	26.99	27.08	26.98	26.82
Market price at period end	23.22	25.88	27.27	25.11	27.76
Dividends	0.18	0.18	0.18	0.18	0.18

PERFORMANCE RATIOS
Core return on assets	0.71%	0.71%	0.73%	0.81%	0.92%
Return on assets	0.75	(0.08)	0.77	0.61	0.93
Core return on equity	6.32	6.02	5.87	6.29	7.13
Core return on tangible equity	11.34	10.84	10.47	11.18	12.84
Return on equity	6.64	(0.64)	6.18	4.74	7.21
Net interest margin, fully taxable equivalent	3.26	3.35	3.26	3.93	3.63
Fee income/Net interest and fee income	23.87	22.84	21.78	19.23	25.48
Efficiency ratio	62.96	64.42	63.21	60.98	63.05

GROWTH
Total commercial loans, year-to-date (annualized)	14%	9%	5%	1%	(2)%
Total loans, year-to-date (annualized)	10	6	5	1	(6)
Total deposits, year-to-date (annualized)	12	38	(6)	(7)	(14)
Total net revenues, year-to-date, compared to prior year	(7)	(17)	15	24	28
Earnings per share, year-to-date, compared to prior year	(54)	(110)	11	11	40
Core earnings per share, year-to-date, compared to prior year	(15)	(22)	(6)	3	11

FINANCIAL DATA (In millions)
Total assets	$6,311	$6,010	$5,673	$5,450	$5,224
Total earning assets	5,700	5,408	5,085	4,856	4,629
Total loans	4,450	4,243	4,181	4,024	3,871
Allowance for loan losses	34	34	33	33	33
Total intangible assets	279	280	271	272	272
Total deposits	4,479	4,219	3,849	3,882	3,815
Total stockholders’ equity	690	678	678	673	673
Total core income	10.9	10.4	10.0	10.7	11.9
Total net income	11.5	(1.1)	10.5	8.1	12.0

ASSET QUALITY RATIOS
Net charge-offs (current quarter annualized)/average loans	0.31%	0.30%	0.31%	0.32%	0.27%
Allowance for loan losses/total loans	0.77	0.79	0.80	0.83	0.86

CONDITION RATIOS
Stockholders’ equity to total assets	10.94%	11.27%	11.95%	12.35%	12.88%
Tangible stockholders’ equity to tangible assets	6.81	6.94	7.54	7.74	8.10
Investments to total assets	18.99	19.05	15.34	14.48	12.85
Loans/deposits	99	101	109	104	101

(1)      Reconciliation of Non-GAAP financial measures, including all references to core and tangible amounts, appear on pages F-9 & F-10.  Tangible assets are total assets less total intangible assets.

(2)      All performance ratios are annualized and are based on average balance sheet amounts, where applicable.

(3)      See note on tangible equity on pages F-9 & F-10.

BERKSHIRE HILLS BANCORP, INC.

AVERAGE BALANCES - UNAUDITED - (F-7)

	Quarters Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(In thousands)	2014	2014	2013	2013	2013
Assets
Loans:
Residential mortgages	$1,379,625	$1,379,266	$1,330,674	$1,247,661	$1,218,192
Commercial real estate	1,488,462	1,420,382	1,381,628	1,353,923	1,381,755
Commercial and industrial loans	703,798	684,776	673,292	647,939	627,591
Consumer loans	729,654	699,598	687,540	651,565	634,715
Total loans	4,301,539	4,184,022	4,073,134	3,901,088	3,862,253
Securities	1,225,646	1,047,658	813,417	735,307	655,396
Short-term investments and loans held for sale	28,426	28,631	35,438	60,820	90,680
Total earning assets	5,555,611	5,260,311	4,921,989	4,697,215	4,608,329
Goodwill and other intangible assets	279,024	278,386	271,147	271,670	272,421
Other assets	311,176	312,145	305,617	317,722	317,856
Total assets	$6,145,811	$5,850,842	$5,498,753	$5,286,607	$5,198,606

Liabilities and stockholders’ equity
Deposits:
NOW	$425,824	$409,631	$348,600	$345,682	$358,255
Money market	1,448,624	1,490,408	1,392,570	1,329,591	1,358,590
Savings	481,790	463,615	435,766	442,408	449,296
Time	1,152,651	1,069,987	1,044,850	1,064,199	1,087,357
Total interest-bearing deposits	3,508,889	3,433,641	3,221,786	3,181,880	3,253,498
Borrowings	1,113,431	899,458	857,848	708,798	574,822
Total interest-bearing liabilities	4,622,320	4,333,099	4,079,634	3,890,678	3,828,320
Non-interest-bearing demand deposits	779,775	749,982	681,368	658,568	636,469
Other liabilities	52,712	76,258	56,261	52,874	65,568
Total liabilities	5,454,807	5,159,339	4,817,263	4,602,120	4,530,357

Total stockholders’ equity	691,004	691,503	681,490	684,487	668,249

Total liabilities and stockholders’ equity	$6,145,811	$5,850,842	$5,498,753	$5,286,607	$5,198,606

Supplementary data
Total non-maturity deposits	$3,136,013	$3,113,636	$2,858,304	$2,776,249	$2,802,610
Total deposits	4,288,664	4,183,623	3,903,154	3,840,448	3,889,967
Fully taxable equivalent income adjustment	852	718	639	652	644
Total average tangible equity	411,980	413,117	410,343	412,817	395,828

(1)      Average balances for securities available-for-sale are based on amortized cost.  Total loans include non-accruing loans.

(2)      Total average tangible equity results from the subtraction of average goodwill and other intangible assets from total average stockholders’ equity.

(3)      The average balances of deposits include the deposits held for sale presented under other liabilities on the consolidated balance sheet.

BERKSHIRE HILLS BANCORP, INC.

AVERAGE YIELDS (Fully Taxable Equivalent - Annualized) - UNAUDITED - (F-8)

	Quarters Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2014	2014	2013	2013	2013

Earning assets
Loans:
Residential mortgages	3.99%	4.12%	3.98%	3.99%	4.19%
Commercial real estate	4.16	4.44	4.73	5.80	5.27
Commercial and industrial loans	3.82	3.97	3.91	6.09	4.04
Consumer loans	3.49	3.56	4.01	4.39	4.78
Total loans	3.96	4.13	4.26	5.02	4.67
Securities	3.13	3.04	2.72	2.77	3.00
Short-term investments and loans held for sale	1.40	1.51	1.92	4.05	2.02
Total earning assets	3.76	3.89	3.97	4.66	4.38

Funding liabilities
Deposits:
NOW	0.15	0.15	0.18	0.18	0.26
Money market	0.36	0.37	0.44	0.44	0.39
Savings	0.16	0.16	0.16	0.16	0.17
Time	0.98	1.15	1.25	1.29	1.23
Total interest-bearing deposits	0.51	0.56	0.64	0.66	0.62
Borrowings	0.85	1.04	1.69	1.88	2.47
Total interest-bearing liabilities	0.59	0.66	0.86	0.88	0.90

Net interest spread	3.17	3.23	3.11	3.78	3.48
Net interest margin	3.26	3.35	3.26	3.93	3.63

Cost of funds	0.51	0.56	0.73	0.75	0.77
Cost of deposits	0.42	0.46	0.53	0.55	0.52

(1) Cost of funds includes all deposits and borrowings.

(2) The average yields of deposits include the deposits held for sale.

BERKSHIRE HILLS BANCORP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - UNAUDITED - (F-9)

		At or for the Quarters Ended
		June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars in thousands)		2014	2014	2013	2013	2013
Net income (loss)		$11,464	$(1,106)	$10,537	$8,104	$12,037
Adj: Gain on sale of securities, net		(203)	(34)	(3,392)	(361)	(1,005)
Adj: Loss on termination of hedges		—	8,792	—	—	—
Adj: Merger and acquisition expenses		52	3,637	932	1,307	775
Adj: Restructuring, conversion and other expenses (5)		138	2,665	1,561	5,709	—
Adj: Out-of-period adjustment (6)		—	1,381	—	(2,222)	—
Adj: Income taxes		(536)	(4,923)	364	(1,788)	93
Total core income	(A)	$10,915	$10,412	$10,002	$10,749	$11,900

Total revenue		$58,835	$47,189	$55,556	$57,983	$56,710
Adj: Gain on sale of securities, net		(203)	(34)	(3,392)	(361)	(1,005)
Adj: Loss on termination of hedges		—	8,792	—	—	—
Adj: Out-of-period adjustment (6)		—	1,381	—	(2,222)	—
Total core revenue		$58,632	$57,328	$52,164	$55,400	$55,705

Total non-interest expense		$39,263	$45,360	$37,157	$42,784	$37,935
Less: Total non-core expense (see above)		(190)	(6,302)	(2,493)	(7,016)	(775)
Core non-interest expense		$39,073	$39,058	$34,664	$35,768	$37,160

(Dollars in millions, except per share data)
Total average assets	(B)	$6,146	$5,851	$5,499	$5,287	$5,199
Total average stockholders’ equity	(C)	691	692	681	684	668
Total average tangible stockholders’ equity	(D)	412	413	410	413	396
Total tangible stockholders’ equity, period-end (7)	(E)	411	398	407	401	401

Total common shares outstanding, period-end (thousands)	(F)	25,115	25,105	25,036	24,952	25,096
Average diluted shares outstanding (thousands) (8)	(G)	24,809	24,833	24,857	24,873	24,956

Core earnings per share, diluted	(A/G)	$0.44	$0.42	$0.40	$0.43	$0.48
Tangible book value per share, period-end	(E/F)	$16.40	$15.84	$16.27	$16.08	$15.96

Core return on assets	(A/B)	0.71%	0.71%	0.73%	0.81%	0.92%
Core return on equity	(A/C)	6.32	6.02	5.87	6.29	7.13
Core return on tangible equity (4)	(A/D)	11.34	10.84	10.47	11.18	12.84
Efficiency ratio (1)		62.96	64.42	63.21	60.98	63.05

Supplementary data
Tax credit benefit of tax shelter investments		$555	$555	$80	$458	$458
Intangible amortization		$1,274	$1,306	$1,239	$1,307	$1,345

(1)      Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments.  The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.

(2)      Ratios are annualized and based on average balance sheet amounts, where applicable.

(3)      Quarterly data may not sum to year-to-date data due to rounding.

(4)      Core return on tangible equity is computed by dividing the total core income adjusted for the tax-affected amortization of intangible assets, assuming a 40% marginal rate, by tangible equity.

(5)      Prior period variable compensation is shown above under restructuring, conversion and other expenses.

(6)      The out of period adjustments shown above relate to interest income earned on loans acquired in bank acquisitions.

(7)      Total tangible stockholders’ equity is computed by taking total stockholders’ equity less the intangible assets at period-end.

(8)      Average diluted shares computed for core earnings per share differ from GAAP average diluted shares, in the first quarter of 2014, due to the GAAP net loss compared to core net income for the period.

BERKSHIRE HILLS BANCORP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - UNAUDITED - (F-10)

		At or for the Six Months Ended
		June 30,	June 30,
(Dollars in thousands)		2014	2013
Net income		$10,358	$22,502
Adj: Gain on sale of securities, net		(237)	(1,005)
Adj: Loss on termination of hedges		8,792	—
Adj: Merger and acquisition expenses		3,689	5,759
Adj: Restructuring, conversion and other expenses (5)		2,803	80
Adj: Out-of-period adjustment (6)		1,381	—
Adj: Income taxes		(5,459)	(1,949)
Total core income	(A)	$21,327	$25,387

Total revenue		$106,024	$113,445
Adj: Gain on sale of securities and other non-recurring gain, net		(237)	(1,005)
Adj: Loss on termination of hedges		8,792	—
Adj: Out-of-period adjustment (6)		1,381	—
Total core revenue		$115,960	$112,440

Total non-interest expense		$84,623	$77,418
Less: Total non-core expense (see above)		(6,492)	(5,839)
Core non-interest expense		$78,131	$71,579

(Dollars in millions, except per share data)
Total average assets	(B)	$5,999	$5,220
Total average stockholders’ equity	(C)	692	667
Total average tangible stockholders’ equity	(D)	413	395
Total tangible stockholders’ equity, period-end (7)	(E)	411	401
Total common shares outstanding, period-end (thousands)	(F)	25,115	25,096
Average diluted common shares outstanding (thousands)	(G)	24,821	25,049

Core earnings per common share, diluted	(A/G)	$0.86	$1.01
Tangible book value per common share, period-end	(E/F)	$16.40	$15.96

Core return on assets	(A/B)	0.71%	0.97%
Core return on equity	(A/C)	6.17	7.61
Core return on tangible equity (4)	(A/D)	11.09	13.70
Efficiency ratio (1)		63.68	60.07

Supplementary data
GAAP return on assets		0.35%	0.86%
GAAP return on equity		3.00	6.74
Net interest margin		3.31	3.68
Tax credit benefit of tax shelter investments		$1,110	$917
Intangible amortization		$2,580	$2,722

(1)      Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments.  The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.

(2)      Ratios are annualized and based on average balance sheet amounts, where applicable.

(3)      Quarterly data may not sum to year-to-date data due to rounding.

(4)      Core return on tangible equity is computed by dividing the total core income adjusted for the tax-affected amortization of intangible assets, assuming a 40% marginal rate, by tangible equity.

(5)      Prior period variable compensation is shown above under restructuring, conversion and other expenses.

(6)      The out of period adjustments shown above relate to interest income earned on loans acquired in bank acquisitions.

(7)      Total tangible stockholders’ equity is computed by taking total stockholders’ equity less the intangible assets at period-end.